As filed with the Securities and Exchange Commission on June 20, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARMIKE CINEMAS, INC.

(Exact name of issuer as specified in its charter)

Delaware	58-1469127
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 First Avenue

Columbus, Georgia 31901

(706) 576-3400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Daniel E. Ellis

Senior Vice President, General Counsel and Corporate Secretary

Carmike Cinemas, Inc.

1301 First Avenue

Columbus, Georgia 31901

(706) 576-3400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Agent For Service)

With Copies to:

Alan J. Prince

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309

(404) 572-4600

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (1)(2)
Common Stock, par value $0.03 per share
Depositary Shares
Preferred Stock, par value $1.00 per share
Warrants
Total	$225,000,000	$225,000,000	$14,977(3)

(1)	An indeterminate aggregate amount of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this registration statement as shall have an aggregate initial offering price not to exceed $225,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities. The securities registered include such indeterminate amount and number of shares of common stock or other securities as may be issued upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.
(2)	Calculated pursuant to Rule 457(o).
(3)	The registrant filed a Registration Statement on Form S-3 (File No. 333-167383) (the “Prior Registration Statement”), which registered an aggregate of $175,000,000 of securities, including Common Stock, Depositary Shares, Preferred Stock and Warrants of the registrant, $115,200,000 of which remain unsold (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, this Registration Statement includes the Unsold Securities and the registrant is continuing to apply the previously paid filing fee of $8,213.76 associated with the Unsold Securities to the Unsold Securities. Accordingly, the amount of the registration fee has been based on the additional $109,800,000 of securities registered. As a result, a filing fee of $14,977 is being paid herewith. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated June 20, 2013.

$225,000,000

Carmike Cinemas, Inc.

Common Stock

Depositary Shares

Preferred Stock

Warrants

We may offer and sell the securities listed above from time to time in one or more offerings. We will provide specific terms of any offering in supplements to this prospectus. The depositary shares, preferred stock and warrants may be convertible into or exercisable or exchangeable for our common stock or our preferred stock. The securities may be offered separately or together in any combination and as separate series. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Carmike Cinemas, Inc.’s common stock is traded on the Nasdaq Global Market under the trading symbol “CKEC.”

Investing in our securities involves risks. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is             , 2013.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. No person has been authorized to give any information or make any representations other than the information and those representations contained or incorporated by reference in this prospectus. You should not assume that the information provided by this prospectus or the documents incorporated by reference herein is accurate as of any date other than the date of this prospectus or the incorporated documents, regardless of the date you receive them.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless the context otherwise requires, references in this prospectus to “Carmike,” the “Company,” “we,” “us” and “our” refer to Carmike Cinemas, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. To receive copies of public records not posted to the SEC’s web site at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Our common stock, par value $0.03 per share, is listed and traded on the Nasdaq Global Market. Information about us, including our SEC filings, is also available at our Internet site at http://www.carmike.com. However, the information on our Internet site is not a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and any prospectus supplement and information that we file subsequently with the SEC will automatically update this prospectus and any prospectus supplement. We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus and any prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•

annual report on Form 10-K for the year ended December 31, 2012, including information specifically incorporated by reference into our Form 10-K from our proxy statement for our annual meeting of stockholders held on May 29, 2013;

•	quarterly report on Form 10-Q for the quarter ended March 31, 2013;

•	current reports on Form 8-K filed November 15, 2012 (8-K/A filed January 8, 2013); May 16, 2013; May 31, 2013 and June 20, 2013; and

•	the description of our common stock contained in an amendment to Form 8-A filed with the SEC on January 31, 2002, including any amendment or report filed for the purpose of updating such description.

You may obtain a copy of any or all of the documents referred to above at no cost to you by writing or telephoning us at the following address:

Carmike Cinemas, Inc.

1301 First Avenue

Columbus, Georgia 31901

Attention: Corporate Secretary

(706) 576-3400

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains statements that are considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “plan,” “estimate,” “expect,” “project,” “anticipate,” “intend,” “believe” and other words and terms of similar meaning in connection with discussion of future operating or financial performance.

These statements are based on the current expectations, estimates or projections of management and do not guarantee future performance. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Our actual results and future trends may differ materially depending on a variety of factors, including:

•	our ability to achieve expected results from our strategic acquisitions;

•	general economic conditions in our regional and national markets;

•	our ability to comply with covenants contained in the agreements governing our indebtedness;

•	our ability to operate at expected levels of cash flow;

•	financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital;

•	our ability to meet our contractual obligations, including all outstanding financing commitments;

•	the availability of suitable motion pictures for exhibition in our markets;

•	competition in our markets;

•	competition with other forms of entertainment;

•	the effect of our leverage on our financial condition;

•	prices and availability of operating supplies;

•	the impact of continued cost control procedures on operating results;

•	the impact of asset impairments;

•	the impact of terrorist acts;

•	changes in tax laws, regulations and rates;

•	financial, legal, tax, regulatory, legislative or accounting changes or actions that may affect the overall performance of our business; and

•	the other risk factors listed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and from time to time in our filings with the SEC.

Additional information concerning the risks and uncertainties listed above and other factors that you may wish to consider with respect to any investment in our securities is contained elsewhere in our filings with the SEC.

OUR COMPANY

We are one of the largest motion picture exhibitors in the United States and as of March 31, 2013 we owned, operated or had an interest in 244 theatres with 2,464 screens located in 35 states. We target small to mid-size non-urban markets with the belief that they provide a number of operating benefits, including lower operating costs and fewer alternative forms of entertainment.

As of March 31, 2013, we had 232 theatres with 2,369 screens on a digital-based platform, including 226 theatres with 869 screens equipped for 3-D. We believe our leading-edge technologies allow us not only greater flexibility in showing feature films, but also provide us with the capability to explore revenue-enhancing alternative content programming. Digital film content can be easily moved to and from auditoriums in our theatres to maximize attendance. The superior quality of digital cinema and our 3-D capability allows us to provide a quality presentation to our patrons.

Our offices are located at 1301 First Avenue, Columbus, Georgia 31901 and our telephone number is (706) 576-3400.

We own or have rights to trademarks or trade-names that are used in conjunction with the operations of our theatres. We own Carmike Cinemas® and Hollywood Connection®, the Carmike C® and its film strip design, Big D®, Carmike Rewards®, and Wynnsong Cinemas® trademarks. In addition, our logo is our trademark. Coca-Cola®, Christie®, RealD®, Screenvision®, Allure Global Solutions, Inc.® and IMAX® are registered trademarks used (or incorporated by reference) in this prospectus and are owned by and belong to each of these companies, respectively.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our annual report on Form 10-K for the year ended December 31, 2012 filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, and in any of our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference herein, before making an investment decision. For more information, see “Information Incorporated By Reference” above.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratio of earnings to fixed charges of our company, which includes our subsidiaries, on a consolidated basis. Carmike had no preferred stock outstanding for any period presented, and accordingly its ratio of earnings to combined fixed charges and preferred stock dividends is the same as its ratio of earnings to fixed charges. For purposes of computing the ratio of earnings to fixed charges, earnings were calculated by adding (1) pre-tax earnings or loss from continuing operations before adjustment for income or loss from equity investees; (2) fixed charges; (3) amortization of capitalized interest; and (4) distributed income of equity investees and by subtracting capital interest. Fixed charges consist of the sum of (1) interest expense on long-term and short-term debt, including amortization of deferred debt cost; (2) capitalized interest; and (3) one-third of rental expense, which represents an estimate of rents representative of interest. Earnings were insufficient to cover fixed charges by $9.8 million, $12.7 million, $10.6 million and $40.0 million for the three months ended March 31, 2013 and the years ended December 31, 2010, 2009 and 2008, respectively.

	Three Months Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	0.49x	1.45x	1.27x	1.07x	0.77x	0.79x	0.31x

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, capital expenditures and additions to working capital. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and the material provisions of our certificate of incorporation and our by-laws is only a summary. You should refer to the complete terms of our capital stock contained in our amended and restated certificate of incorporation, as amended, and our amended and restated by-laws, which have been filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of:

•	35,000,000 shares of common stock, par value $0.03 per share; and

•	1,000,000 shares of preferred stock, par value $1.00 per share.

As of March 31, 2013, we had 17,841,895 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Each share of common stock entitles the holder to one vote on all matters on which holders are permitted to vote. Subject to preferences that may be applicable to any outstanding preferred stock and rights that may be applicable to any preferred stockholders if we issue preferred stock in the future, the holders of our common stock are entitled to receive dividends and other distributions in cash, stock or property when, as and if declared by the board of directors out of funds legally available for that purpose. Upon liquidation, subject to preferences that may be applicable to any outstanding preferred stock and rights that may be applicable to the holders thereof, the holders of common stock are entitled to a pro rata share in any distribution to our stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our certificate of incorporation authorizes our board of directors to issue up to 1,000,000 shares of preferred stock in one or more series without stockholder approval. Our board of directors is authorized, without further stockholder approval, to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including the number of shares constituting any series and the distinctive designation of that series, whether the series shall have dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, whether the series shall have a sinking fund for the redemption or repurchase of the shares of that series. Our issuance of preferred stock in the future could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

The prospectus supplement will describe the terms of any preferred stock being offered, including:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which such preferred stock is denominated and/or in which payments will or may be payable;

•	the method by which amounts in respect of such preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•

whether such preferred stock is convertible or exchangeable and, if so, the securities or rights into which such preferred stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected including conversion or exchange prices or rates, the conversion or exchange period and any other related provisions;

•	the place or places where dividends and other payments on the preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

All shares of preferred stock offered hereby, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable. Any shares of preferred stock that are issued would have priority over the common stock with respect to dividend or liquidation rights or both.

Indemnification of Directors and Officers

Our certificate of incorporation and our by-laws provide a right to indemnification to the fullest extent permitted by law to any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Carmike), by reason of the fact that he or she is or was a director, officer, employee or agent of ours or is or was a director or officer of ours serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and that such person will be indemnified and held harmless by us to the fullest extent authorized by, and subject to the conditions and procedures set forth in the Delaware General Corporation Law (the “DGCL”), against all expenses, liabilities and losses (including attorneys’ fees) reasonably incurred or suffered by such person in connection with such action, suit or proceeding. Our by-laws also provide for the advancement of expenses to an indemnified party. Additionally, we may indemnify any employee or agent of ours to the fullest extent permitted by law. Our by-laws authorize us to take steps to ensure that all persons entitled to the indemnification are properly indemnified, including, if the board of directors so determines, purchasing and maintaining insurance.

Limitations on Liability

Our certificate of incorporation provides that none of the directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	the payment of unlawful dividends and certain other actions prohibited by the DGCL; and

•	any transaction from which the director derived any improper personal benefit.

The effect of this provision of our certificate of incorporation is to eliminate our rights and the rights of our stockholders to recover monetary damages against a director for breach of the director’s fiduciary duty of care, including breaches resulting from negligent or grossly negligent behavior, except in the situations described above. This provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director’s duty of care.

Additional Certificate of Incorporation and By-Law Provisions

General

Our certificate of incorporation and by-laws contain the following additional provisions, some of which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors. In addition, some provisions of the DGCL, if applicable to us, may hinder or delay an attempted takeover without prior approval of our board of directors. These provisions could discourage attempts to acquire us or remove incumbent management even if some or a majority of our stockholders believe this action is in their best interest. These provisions could, therefore, prevent stockholders from receiving a premium over the market price for the shares of common stock they hold.

Board of Directors

Our by-laws provide that the stockholders or board of directors may fix the number of directors who shall constitute the full board of directors, but the full board of directors shall consist of not less than six and no more than twelve directors.

Filling of Board Vacancies; Removal

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of our directors then in office provided that a quorum is present. Each director will hold office until his or her successor is elected and qualified, or until the director’s earlier death, resignation, retirement or removal from office. Any director may resign at any time upon written notice to us. Any director may be removed, with or without cause, by the vote of the holders of at least a majority of the shares of capital stock then entitled to vote at an election of directors.

Stockholder Action by Written Consent

Pursuant to the DGCL and our by-laws, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the actions so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing. In addition, stockholders seeking to act by written consent must first request that the board of directors establish a record date for determining the stockholders entitled to consent.

Call of Special Meetings

Our by-laws provide that special meetings of the stockholders may be called by either the Chairman, if there is one, the President, or the Secretary, and shall be called by any such officer at the request in writing of a majority of our board of directors or at the request in writing of stockholders owning at least 66 2/3% of our capital stock then issued and outstanding and entitled to vote. In addition, stockholder requests for the call of special meetings must state the purpose or purposes of the special meeting and that business transacted at a special meeting shall be limited to the purposes stated in the notice of the special meeting.

Advance Notice for Stockholder Proposals or Nominations at Meetings

In accordance with our by-laws, stockholders may, (i) nominate persons for election to our board of directors or bring other business before an annual meeting of stockholders and (ii) nominate persons for election to our board of directors at a special meeting of stockholders, only by delivering prior written notice to us and complying with certain other requirements. With respect to any annual meeting of stockholders, such notice must generally be received by our Corporate Secretary no later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting. With respect to any special meeting of stockholders, such notice must generally be received by our Corporate Secretary no earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (i) the 90th day prior to such special meeting or (ii) the 10th day following the day on which the date of the special meeting and the names of the nominees proposed to be elected at such meeting is publicly announced or disclosed. Any notice provided by a stockholder under these provisions must include the information specified in our by-laws.

Delaware “Business Combination” Statute

We are subject to the provisions of section 203 of the DGCL regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with (i) a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”); (ii) an affiliate of an interested stockholder; or (iii) an associate of an interested stockholder, for three years following the date that the stockholder became an “interested stockholder.” A “business combination” includes a merger or sale of 10% or more of our assets. However, the above provisions of section 203 do not apply if (i) our board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of that transaction; (ii) after the completion of the transaction that resulted in the stockholder becoming an “interested stockholder,” that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or (iii) on or subsequent to the date of the transaction, the business combination is approved by our board and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the “interested stockholder.” This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Amendments to our Certificate of Incorporation and By-Laws

Except where our board of directors is permitted by law or by our certificate of incorporation to act without any action by our stockholders, subject to any voting rights granted to our preferred stock, provisions of our certificate of incorporation may not be adopted, repealed, altered or amended, in whole or in part, without the approval of at least 66 2/ 3% of the combined voting power of then outstanding shares of our capital stock entitled to vote, voting as a single class. Our certificate of incorporation permits our board of directors to adopt, amend and repeal our by-laws.

Transfer Agent and Registrar

The transfer agent and registrar with respect to the common stock is Registrar and Transfer Company. The transfer agent and registrar for each series of preferred stock will be described in the applicable prospectus supplement.

Nasdaq Global Market

Our common stock is traded on the Nasdaq Global Market under the trading symbol “CKEC.”

DESCRIPTION OF DEPOSITARY SHARES

General

This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may issue fractional interests in shares of preferred stock in the form of depositary shares. Each depositary share will represent a fractional ownership interest in one share of preferred stock, and will be evidenced by a depositary receipt. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary, which will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, and the holders from time to time of the depositary receipts evidencing the depositary shares. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of preferred stock represented by that depositary share, to all the rights and preferences of the shares of preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

Immediately following the issuance of the shares of preferred stock, we will deposit the shares of preferred stock with the depositary.

We have summarized selected terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. The summary is not complete. We will file the form of deposit agreement, including the form of depositary receipt, as an exhibit to a Current Report on Form 8-K before we issue the depositary shares. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of such series.

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited shares of preferred stock to the record holders of depositary shares relating to the underlying shares of preferred stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the shares of preferred stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the shares of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the shares of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed may be selected by the depositary pro rata or in any other manner determined by the depositary to be equitable. In any such case, we may redeem depositary shares only in certain increments.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Conversion

If any series of preferred stock underlying the depositary shares is subject to conversion, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert the depositary shares.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit those shares of preferred stock under the deposit agreement or to receive depositary receipts for those shares of preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting the Shares of Preferred Stock

When the depositary receives notice of any meeting at which the holders of the shares of preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the shares of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the shares of preferred stock, may instruct the depositary to vote the amount of the shares of preferred stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the shares of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the shares of preferred stock, it will vote all depositary shares of that series held by it proportionately with instructions received.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of us, whether voluntary or involuntary, the applicable prospectus supplement will set forth the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by a depositary receipt.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock,” to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed; or

•	a final distribution in respect of the shares of preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of us.

We may terminate the deposit agreement at any time, and the depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of preferred stock as are represented by those depositary shares.

Charges of Depositary; Taxes and Other Governmental Charges

We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The depositary may resign at any time by giving us notice, and we may remove or replace the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports to Holders

We will deliver all required reports and communications to holders of the shares of preferred stock to the depositary. It will forward those reports and communications to the holders of depositary shares.

Limitation on Liability of the Depositary

The depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any of our depositary shares, preferred stock or common stock. Warrants may be issued independently or together with our depositary shares, our preferred stock or our common stock and may be attached to or separate from any offered securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants and the warrant agreement. Each warrant agreement will be between us and a banking institution organized under the laws of the United States or a state thereof. We will file the form of warrant agreement as an exhibit to a Current Report on Form 8-K before we issue the depositary shares.

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the common stock, depositary shares or preferred stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our common stock, depositary shares or preferred stock and is not entitled to any payments on any common stock, depositary shares or preferred stock issuable upon exercise of the warrants.

A prospectus supplement accompanying this prospectus relating to a particular series of warrants to issue common stock, depositary shares or preferred stock will describe the terms of those warrants, including:

•	the title and the aggregate number of warrants;

•	the common stock, depositary shares or preferred stock for which each warrant is exercisable;

•	the date or dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the currency or currencies in which such warrants are exercisable;

•	the periods during which and places at which such warrants are exercisable;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the applicable United States federal income tax consequences;

•	the identity of the warrant agent;

•	the exchanges, if any, on which such warrants may be listed; and

•	any other terms of the warrants.

You will be able to exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

PLAN OF DISTRIBUTION

We may sell any securities:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale; or

•	at prices related to such prevailing market prices, or at negotiated prices.

For each series of securities, the prospectus supplement will set forth the terms of the offering including:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act.

If we use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions, or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over -the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The securities, other than the common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement, we may not list any series of the securities on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

LEGAL MATTERS

The validity of the offered securities and other matters in connection with any offering of the securities will be passed upon for us by King & Spalding LLP. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of the Company, incorporated in this Registration Statement by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Rave Review Cinemas, LLC and subsidiaries for the fiscal years ended December 29, 2011 (Restated), December 30, 2010 (Restated), and December 31, 2009 (Restated) incorporated in this Registration Statement by reference from Company’s Form 8-K/A filed January 8, 2013 have been audited by Montgomery Coscia Greilich, LLP, independent auditors, as stated in their reports and upon the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following sets forth the various expenses and costs (other than underwriting discounts) expected to be incurred in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimated except for the registration fee of the SEC:

Registration Fee	$14,977
Rating Agency and Listing Fees	200,000
Printing Expenses	100,000
Legal Fees and Expenses	250,000
Accounting Fees and Expenses	100,000
Transfer Agent and Depositary Fees and Expenses	50,000
Miscellaneous	10,023

Total	$725,000

Item 15.	Indemnification of Directors and Officers

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, (the “DGCL”), our amended and restated certificate of incorporation contains a provision that eliminates the personal liability of our directors for monetary damages for any breach of fiduciary duty as a director. Such provision, however, does not eliminate a director’s liability (i) for any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL (in respect of certain unlawful dividend payments or stock purchases or redemptions); or (iv) for a transaction from which the director derived an improper personal benefit.

As permitted by Section 145 of the DGCL, our certificate of incorporation provides that we shall indemnify any and all persons whom we have the power to indemnify under the DGCL from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL, and the indemnification provided for in the certificate of incorporation shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Further, our by-laws provide that we shall indemnify our officers and directors to the fullest extent permitted by the DGCL upon a determination by a majority of the board of directors, by independent legal counsel in a written opinion or by the stockholders that the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and had no reasonable cause to believe his conduct was unlawful. Any expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

We may, to the extent authorized by the board of directors, provide rights to indemnification and to the advancement of expenses to our employees and agents similar to those conferred to our directors and officers as described above.

We have entered into indemnity agreements with our directors and certain executive officers. The indemnity agreements provide a contractual right to indemnification to the indemnities for certain expenses incurred due to actions, suits or other proceedings brought against them in their capacity as directors, officers, employees or agents of us or any of our subsidiaries.

We have insurance policies providing for indemnification of officers and directors against liabilities and expenses incurred by any of them in certain proceedings and under certain conditions, such as in the absence of fraud.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement:

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1*	Form of Underwriting Agreement for Common Stock.

1.2*	Form of Underwriting Agreement for Depositary Shares.

1.3*	Form of Underwriting Agreement for Preferred Stock.

2.1	Membership Interest Purchase Agreement, dated as of September 28, 2012, by and among Carmike Cinemas, Inc., Rave Reviews Cinemas, L.L.C. and Rave Reviews Holdings, LLC (filed as Exhibit 2.1 to Carmike’s Current Report on Form 8-K filed on October 1, 2012 and incorporated herein by reference). (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.)

3.1	Amended and Restated Certificate of Incorporation of Carmike Cinemas, Inc. (filed as Exhibit 3.1 to Carmike’s Amendment to Form 8-A filed January 31, 2002 and incorporated herein by reference).

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Carmike Cinemas, Inc. (filed as Exhibit 3.1 to Carmike’s Current Report on Form 8-K filed on May 21, 2010 and incorporated herein by reference).

3.3	Amended and Restated By-Laws of Carmike Cinemas, Inc. (filed as Exhibit 3.1 to Carmike’s Current Report on Form 8-K filed on January 22, 2009 and incorporated herein by reference).

4.1*	Form of Warrant Agreement.

4.2*	Form of Deposit Agreement.

5.1**	Opinion of King & Spalding LLP.

12.1**	Calculation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of King & Spalding LLP (included as part of Exhibit 5.1).

23.2**	Consent of Deloitte & Touche LLP.

23.3**	Consent of Montgomery Coscia Greilich, LLP.

24.1**	Powers of Attorney (included on signature page).

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by pre-effective or post-effective amendment.
**	Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on June 20, 2013.

CARMIKE CINEMAS, INC.

By:	/s/ Richard B. Hare
Name:	Richard B. Hare
Title:	Senior Vice President—Finance, Treasurer and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. David Passman III, Richard B. Hare and Daniel E. Ellis, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all such capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, as well as any registration statement (or amendment thereto) related to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated above.

Signature	Title

/s/ S. David Passman III	President, Chief Executive Officer and Director
S. David Passman III	(Principal Executive Officer)

/s/ Richard B. Hare	Senior Vice President—Finance, Treasurer and
Richard B. Hare	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Mark R. Bell	Director
Mark R. Bell

/s/ Jeffrey W. Berkman	Director
Jeffrey W. Berkman

/s/ Sean T. Erwin	Director
Sean T. Erwin

/s/ James A. Fleming	Director
James A. Fleming

Signature	Title

/s/ Alan J. Hirschfield	Director
Alan J. Hirschfield

/s/ Roland C. Smith	Chairman of the Board of Directors
Roland C. Smith

/s/ Patricia A. Wilson	Director
Patricia A. Wilson